UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2025

JONES SODA CO.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

4786 1st Avenue South, Suite 103, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2025, Jones Soda Co. (USA) Inc. (the “Subsidiary”), a wholly-owned subsidiary of Jones Soda Co. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Two Shores Capital Corp. (the “Lender”), pursuant to which the Subsidiary may borrow a maximum aggregate amount of up to $5,000,000, subject to satisfaction of certain conditions. All advances drawn under the Loan Agreement will bear interest at a rate of 13.75% per annum and all present and future obligations of the Subsidiary arising under the Loan Agreement are secured by a first priority security interest in all of the assets of the Company, the Subsidiary and the Company’s other United States subsidiaries (collectively, the “Borrowing Parties”).

The Loan Agreement contains customary events of default that include, among other things, (i) if the Subsidiary fails to make any payment on the applicable due date concerning advances made under the Loan Agreement, (ii) if any representation or warranty made by Borrowing Parties in the Loan Agreement or in any other document entered into by any of the Borrowing Parties in connection with the Loan Agreement proves to be false or misleading in any material respect as of the date made, (iii) if the Subsidiary fails to perform or observe certain covenants, terms, conditions or agreements in the Loan Agreement, (iv) if a bankruptcy, insolvency or a similar proceeding is commenced by any Borrower Party, (v) if a judgement is entered against any of the Borrowing Parties, (vi) if the security agreement entered into by the parties to the Loan Agreement ceases to be valid, binding or in full force or effect, (vii) if any change of control occurs, or (viii) if there occurs in the reasonable judgement of the Lender a material adverse effect.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Loan Agreement which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

Effective as of February 5, 2025, the Company’s Board of Directors appointed Scott Harvey, age 63, as the Company’s President and Chief Executive Officer, replacing Paul Norman, who had served as Interim Chief Executive Officer since October 25, 2024. In connection with his appointment as Chief Executive Officer, Mr. Harvey will serve as the Company’s Principal Executive Officer.

Mr. Harvey most recently served as Brand President of Dunn Brothers Coffee, a chain of coffee shops offering small-batch roast coffee in seven states, from July 2023 to February 2025. He has also held executive posts with Golden Krust Caribbean Bakery as President and CEO from January 2022 to July 2023, Black Rifle Coffee Company as President and COO from September 2018 to August 2021, Nathan’s Famous as Executive VP from July 2015 to September 2018 and Einstein Noah Restaurant Group as SVP Restaurant Operations from January 1995 to June 2015. Mr. Harvey earned a B.S. in hotel and restaurant management from Johnson & Wales University.

Mr. Harvey has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Harvey has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Harvey was not appointed as the Company’s President and Chief Executive Officer pursuant to any arrangement or understanding with any other person.

In connection with Mr. Harvey’s appointment as President and Chief Executive Officer, Mr. Harvey entered into an employment agreement, dated February 5, 2024 (the “Harvey Employment Agreement”). Pursuant to the Harvey Employment Agreement, Mr. Harvey is entitled to an annual salary of $350,000, and is eligible to receive (i) an annual cash bonus of up to 50% of his then in effect annual base salary in the event the Company achieves annual revenue and EBITDA targets in the applicable fiscal year as determined by the Company’s Board of Directors, plus (ii) an additional 50% of his then in effect base salary in the event he achieves other mutually agreeable financial and/or operating objectives as determined by the Company’s Board of Directors. Additionally, pursuant to the terms of the Harvey Employment Agreement, Mr. Harvey was granted non-qualified stock options to purchase up to 4,000,000 shares of the Company’s common stock under Company’s 2022 Omnibus Equity Incentive Plan (the “Harvey Stock Options”). The Harvey Stock Options are scheduled to vest as follows: (i) 1,000,000 Harvey Stock Options on February 4, 2026; (ii) 1,000,000 Harvey Stock Options on February 4, 2027; (iii) 1,000,000 Harvey Stock Options on February 4 2028 and (iv) the remaining 1,000,000 Harvey Stock Options on February 4, 2029, in each case subject to Mr. Harvey’s continued service with the Company as an executive officer.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Harvey Employment Agreement which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Chief Financial Officer

Effective as of February 5, 2025, the Company’s Board of Directors appointed Brian Meadows, age 60, as the Company’s Chief Financial Officer, replacing Paul Norman, who had served as Interim Chief Financial Officer since November 12, 2024. In connection with his appointment as Chief Financial Officer, Mr. Meadows will serve as both the Company’s Principal Financial Officer and Principal Accounting Officer.

Brian Meadows brings to the Company experience as a senior executive of companies in several industries. He most recently served from December 2020 to December 2024 as Chief Financial Officer for Simply Better Brands Corporation (TSXV: SBBC)(OTCQX: SBBCF) and has served as Chief Financial Officer of Atmofizer Technologies Inc.(CSE: ATMO) (OTC PINK: ATMFF) from October 2020 to the present. Previously, Mr. Meadows worked as an independent consultant from 2018 to 2020 and for GLG Life Tech Corporation (TSX: GLG) where he served as Chief Financial Officer (from October 2007 to December 2018) and President (from November 2011 to December 2018). Mr. Meadows holds a BBA from Wilfrid Laurier University and an MBA from the University of Glasgow, and has both a Certified Financials Analyst (CFA) and a Certified Public Accountant (CPA) designations.

Mr. Meadows has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Meadows has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Meadows was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person.

In connection with Mr. Meadows’ appointment as Chief Financial Officer, Mr. Meadows entered into an employment agreement, dated February 12, 2025 (the “Meadows Employment Agreement”). Pursuant to the Meadows Employment Agreement, Mr. Meadows is entitled to receive an annual base salary of $250,000. Additionally, for each fiscal year during the term of his employment, Mr. Meadows is eligible to receive an annual cash bonus of up to 35% of his annual base salary at the discretion of the Company’s Board of Directors. Further, in connection with consulting work previously provided to the Company, Mr. Meadows was granted non-qualified stock options to purchase up to 1,250,000 shares of the Company’s common stock under the Company’s 2022 Omnibus Equity Incentive Plan (the “Meadows Stock Options”). The Meadows Stock Options are scheduled to vest as follows: (i) 416,667 Meadows Stock Options on January 2, 2026; (ii) 416,667 Meadows Stock Options on January 2, 2027; and (iii) the remaining 416,667 Meadows Stock Options on January 2, 2028, in each case subject to Mr. Meadows’ continued service with the Company as a consultant or an executive officer.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated February 5, 2025 between the Company and Scott Harvey
10.2	Employment Agreement dated February 12, 2025 between the Company and Brian Meadows
99.1	Press Release of the Company dated February 5, 2025
99.2	Press Release of the Company dated February 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2025	JONES SODA CO.

/s/ Brian Meadows
Brian Meadows
Chief Financial Officer

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